E X E L I X I S


For Immediate Release
---------------------

                                                                        Contact:
                                                            Jane M. Green, Ph.D.
                                        Vice President, Corporate Communications
                                                                  Exelixis, Inc.
                                                                  (650) 837-7579
                                                            jmgreen@exelixis.com
                                                            --------------------


            EXELIXIS ANNOUNCES SECOND QUARTER 2004 FINANCIAL RESULTS

SOUTH SAN FRANCISCO, Calif. - August 5, 2004 - Exelixis, Inc. (Nasdaq: EXEL) today reported financial results for the quarter ended June 30, 2004.

Second Quarter 2004 Financial Results
-------------------------------------

Net loss, under generally accepted accounting principles (GAAP), was approximately $29.3 million, or $0.41 per share, compared to a GAAP net loss of $23.4 million, or $0.39 per share, for the second quarter 2003. Non-GAAP net loss, excluding restructuring expense, acquired in-process research and development and non-cash charges for stock compensation and amortization of intangibles, was approximately $27.0 million, or $0.37 per share, compared to approximately $23.9 million, or $0.40 per share, for the second quarter of 2003. A reconciliation of GAAP net loss to non-GAAP net loss is set forth at the end of this press release.

Cash, cash equivalents, short-term investments and restricted cash totaled approximately $170.3 million, compared to $207.0 million at March 31, 2004 and $241.9 million at December 31, 2003.

Revenues were approximately $12.6 million, compared to $13.0 million for the same period of 2003. The decrease from 2003 to 2004 was primarily a result of the successful conclusion of our collaboration with Protein Design Labs in May 2003, partially offset by milestone revenue earned under our Bristol-Myers Squibb collaboration, following the completion of another draft pick of novel cancer targets during the second quarter of 2004.

Research and development expenses were approximately $34.4 million, compared to $32.5 million for the equivalent period of 2003. The increase in 2004 from the 2003 level was driven primarily by increased expenses associated with advancing the company's clinical and pre-clinical development programs.

General and administrative expenses remained constant at approximately $4.7 million for the quarters ended June 30, 2004 and 2003.

Restructuring expenses totaled approximately $1.7 million and was comprised of involuntary termination benefits. The restructuring charge resulted from the company's second quarter restructuring and consolidation of its research and discovery organizations designed to optimize its ability to generate and advance new drug candidates through clinical development. Most of the headcount reductions took place in the company's research organization and resulted in a reduction in force of 62 positions or approximately 11% of the company's personnel. The restructuring is expected to result in cost savings of at least $5 million in 2004 (excluding the restructuring charge) and annual cost savings of at least $10 million in 2005 and beyond.

Second Quarter 2004 Business Highlights
---------------------------------------

     - XL119: Exelixis initiated a multinational Phase 3 clinical trial in patients with bile duct tumors.
     - XL784: We continue to explore the potential of this compound in renal disease, with the goal of pursuing that indication in the clinic in early 2005.
     - XL647: We initiated the Phase 1 trial for this novel, orally available anticancer compound that targets multiple receptor tyrosine kinases
          (RTKs) implicated in tumor proliferation and vascularization (angiogenesis).
     - XL999: We filed an investigational new drug application (IND) at the end of June, our second IND for this year. XL999 is another proprietary, novel anticancer compound that targets multiple RTKs.
     - XL880, XL820 and XL844: All three compounds continue to advance towards IND applications in the first half of 2005. We also advanced XL184 as a potential IND candidate for the second half of 2005.
     - Restructuring: On June 30 we implemented a restructuring and consolidation of our research and discovery organizations, designed to optimize our ability to generate multiple, new INDs per year and rapidly advance these new drug candidates through clinical development.

"Exelixis delivered a strong performance this quarter. We met our clinical and financial goals, and we fortified the company's ability to maintain a robust discovery and development program and meet its long-term goal of building a sustainable pharmaceutical business. We believe that our pipeline represents a remarkable achievement in terms of quality, productivity and value creation. We are executing aggressively on our goal of generating a large and diverse portfolio of anti-cancer compounds that have substantial therapeutic and commercial potential. We are proud of our productivity as well as our fiscal integrity and believe we have set the stage for creating long-term value for our company. I believe 2004 is going to be an important year in our evolution," said George A. Scangos, president and chief executive officer.

Outlook
-------

With respect to financial expectations for the third quarter of 2004 as compared to the second quarter, we anticipate that revenues will decrease in the range of 4% to 9% and that operating expenses, excluding restructuring charges, acquired in-process research and development and non-cash charges, will increase in the range of 4% to 9%.

As a result of our second quarter 2004 restructuring, we are revising our 2004 financial guidance for both operating expenses and cash and investments balance. For the year ending December 31, 2004 as compared to 2003, we anticipate that operating expenses, excluding restructuring charges, acquired in-process research and development and non-cash charges, will increase in the range of 10% to 15%. The company's cash, cash equivalents, short-term investments and restricted cash balance at the end of 2004 is expected to exceed $180 million, including estimated proceeds of $30 million in 2004 from our loan facility with GlaxoSmithKline.

The above guidance does not reflect the potential impact of any product in-licensing, equity offering or business combination that may be closed or entered into after June 30, 2004.

Conference Call and Webcast
---------------------------

Exelixis' management will discuss the company's second quarter 2004 financial results and outlook as well as other developments in the company's business during a conference call beginning at 5:00 p.m. U.S. EDT today, Thursday, August 5, 2004. To participate in the conference call, log onto www.exelixis.com and
                                                         ----------------
click on the webcast link under the heading "Investor Info" to access the live call. A copy of Exelixis' press releases, including this release, can be found on the company's website at www.exelixis.com under the heading "Press Room."
                            ----------------

About Exelixis
--------------

Exelixis, Inc. (Nasdaq: EXEL) is a leading genomics-based drug discovery company dedicated to the discovery and development of novel therapeutics. The company is leveraging its fully integrated gene-to-drug platform to fuel the growth of its proprietary drug pipeline. Exelixis' development pipeline includes: XL119 (becatecarin), for which a Phase 3 clinical trial has been initiated in patients with bile duct tumors; XL784, which has completed a Phase 1 clinical trial; XL647, which is currently in a Phase 1 clinical trial; XL999, for which an IND application has been filed; XL880, XL820, XL844 and XL184 anticancer compounds that are potential IND candidates; and multiple compounds in preclinical development. Exelixis has established broad corporate alliances with major pharmaceutical and biotechnology companies, including GlaxoSmithKline (GSK) and Bristol-Myers Squibb Company. Pursuant to a product development and commercialization agreement between Exelixis and GSK, GSK has the option, after completion of Phase 2a clinical trials, to elect to develop a certain number of the cancer compounds in Exelixis' product pipeline, which may include the cancer compounds identified in this press release (other than the company's cancer compound XL119), thus potentially triggering milestone payments and royalties from GSK and co-promotion rights by Exelixis. The company has also established agricultural research collaborations with Bayer CropScience, Dow AgroSciences and Renessen LLC. Other partners include Merck & Co., Inc., Schering-Plough Research Institute, Inc., Cytokinetics, Inc., Elan Pharmaceuticals, Inc. and Scios Inc. For more information, please visit the company's web site at www.exelixis.com.
----------------

This press release contains forward-looking statements, including without limitation statements related to our ability to enter into new collaborations, continue existing collaborations and receive milestones and royalties derived from future products developed from research efforts under collaborative agreements; the rate of growth, if any, in license and contract revenues; the timing and level of expenses associated with the growth of proprietary programs and the GSK collaboration; the rate of growth, if any, in license and contract revenues; our estimated future balances of cash, cash equivalents, short-term investments and restricted cash; the potential failure of Exelixis' product candidates to demonstrate safety and efficacy in clinical testing; the ability of Exelixis to file IND applications and initiate clinical trials at the referenced times; the ability of Exelixis to conduct the Phase 3 clinical trial of XL119 sufficient to achieve FDA approval; the ability of Exelixis to successfully advance and develop additional compounds including XL784, XL647, XL999, XL880, XL820, XL844 and XL184; the matters discussed in the "Outlook" section and others. These and other risk factors are discussed under "Risk Factors" and elsewhere in our quarterly report on Form 10-Q for the quarter ended June 30, 2004 and other filings with the Securities and Exchange Commission. The company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Exelixis and the Exelixis logo are registered U.S. trademarks. Spectrum Selective Kinase Inhibitor is a trademark of Exelixis, Inc.

                        -see attached financials tables-


                                                   EXELIXIS, INC.
                                        CONSOLIDATED STATEMENTS OF OPERATIONS
                                      (in thousands, except per share amounts)
                                                     (unaudited)

                                                        Three Months Ended June 30,     Six Months Ended June 30,
                                                      ------------------------------  ------------------------------
                                                           2004            2003            2004            2003
                                                      --------------  --------------  --------------  --------------
Revenues:
  Contracts                                           $       9,431   $       9,877   $      18,195   $      19,079
  License                                                     3,128           3,128           6,256           6,256
                                                      --------------  --------------  --------------  --------------
    Total revenues                                           12,559          13,005          24,451          25,335
                                                      --------------  --------------  --------------  --------------

Operating expenses:
  Research and development                                   34,416          32,453          68,640          62,756
  General and administrative                                  4,702           4,701          10,278           9,869
  Restructuring charges                                       1,738               -           2,275               -
  Acquired in-process research and development                  395               -             395               -
  Amortization of intangibles                                   167             167             333             333
                                                      --------------  --------------  --------------  --------------
    Total operating expenses                                 41,418          37,321          81,921          72,958
                                                      --------------  --------------  --------------  --------------

Loss from operations                                        (28,859)        (24,316)        (57,470)        (47,623)

Other income (expense):
  Interest income                                               782           1,042           1,698           2,268
  Interest expense                                           (1,221)           (914)         (2,454)         (1,832)
  Other income (expense), net                                     7             838              92             874
                                                      --------------  --------------  --------------  --------------
    Total other income (expense)                               (432)            966            (664)          1,310
                                                      --------------  --------------  --------------  --------------

Loss from continuing operations before income taxes         (29,291)        (23,350)        (58,134)        (46,313)

Provision for income taxes                                        -             (92)              -            (187)
                                                      --------------  --------------  --------------  --------------

Net loss                                              $     (29,291)  $     (23,442)  $     (58,134)  $     (46,500)
                                                      ==============  ==============  ==============  ==============

Net loss per share, basic and diluted                 $       (0.41)  $       (0.39)  $       (0.81)  $       (0.78)
                                                      ==============  ==============  ==============  ==============

Shares used in computing basic and
  diluted loss per share                                     72,011          60,141          71,762          59,701
                                                      ==============  ==============  ==============  ==============



                                              EXELIXIS, INC.
                         RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS (1)
                                 (in thousands, except per share amounts)
                                                (unaudited)

                                                    Three Months Ended June 30,  Six Months Ended June 30,
                                                    -------------  ------------  ------------  ------------
                                                         2004          2003          2004          2003
                                                    -------------  ------------  ------------  ------------
GAAP net loss                                       $   (29,291)   $   (23,442)  $   (58,134)  $   (46,500)
  Add:
  Restructuring charges                                   1,738              -         2,275             -
  Acquired in-process research and development              395              -           395             -
  Non-cash charges for amortization of intangibles          167            167           333           333
  Non-cash charges for stock compensation expense            41            133            74           577
  Gain from insurance settlement
    included in other income                                  -           (773)            -          (773)
                                                    -------------  ------------  ------------  ------------

Non-GAAP net loss                                   $   (26,950)   $   (23,915)  $   (55,057)  $   (46,363)
                                                    =============  ============  ============  ============

Non-GAAP net loss per share, basic and diluted      $     (0.37)   $     (0.40)  $     (0.77)  $     (0.78)
                                                    =============  ============  ============  ============

Shares used in computing basic and diluted
  Non-GAAP net loss per share                            72,011        60,141        71,762        59,701
                                                    ============  ============  ============  ============

(1) These non-GAAP amounts are intended to illustrate the company's results from operations excluding acquired in-process research and development, restructuring charges, gain from insurance settlement and certain non-cash charges, including
(a) stock-based compensation expense and (b) amortization of purchased intangibles related to business combinations. Management of the company believes the non-GAAP results are a useful measure of the company's results from continuing operations, excluding the non-cash charges, which, in management's view, are not necessarily reflective of or directly attributable to operations. These non-GAAP results are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies.



                                             EXELIXIS, INC.
                                    CONSOLIDATED BALANCE SHEET DATA
                                             (in thousands)

                                                                               June 30,      December 31,
                                                                                2004            2003 (2)
                                                                            -------------    -------------
                                                                             (unaudited)
Cash, cash equivalents, short-term investments, including restricted
   cash of $7.6 million ($4.8 million in 2003)                              $   170,281     $   241,930

Working capital                                                                 129,674         189,968

Total assets                                                                    287,193         357,794

Stockholders' equity                                                            107,116         161,482

(2) Derived from the audited consolidated financial statements



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